Exhibit 99.1

TURTLE BEACH REPORTS THIRD QUARTER 2019 RESULTS

San Diego, CA – November 7, 2019 – Turtle Beach Corporation (Nasdaq: HEAR), a leading gaming  accessory brand, reported financial results for the third quarter ended September 30, 2019.

Third Quarter Summary vs. Year-Ago Quarter:

●	Net revenue was $46.7 million ($47.1 million in constant currency) versus $74.4 million;
●	Net loss of $3.1 million, or $(0.22) per share, compared to net income of $14.9 million, or $0.91 per share; and
●	Adjusted EBITDA was $0.3 million compared to $17.6 million.

“As was the case in the first half of the year, our results for the third quarter tracked closely to our expectations, with revenue stronger than any other third quarter outside of last year,” said Juergen Stark, CEO, Turtle Beach Corporation. “This confirms that many new gamers remain in the market and are joining the headset replacement cycle. We are also pleased with the progress we are making in the PC accessories business, with ROCCAT’s gaming mice, keyboards and headsets supplementing our own Atlas line of PC headsets, which we began a year ago.

“Looking forward, we remain uniquely positioned to capitalize on the continued growth in video gaming around the globe, as consumers increasingly rely on our headsets and accessories to enhance their gameplay and improve the entertainment experience.”

Third Quarter 2019 Financial Results

Net revenue in the third quarter of 2019 was $46.7 million compared to $74.4 million in the year-ago quarter. While consumer demand remains above historic levels, this decrease was the result of the expected decline in demand from the record levels in the prior year driven by new headset users buying their first headset for Battle Royale games.  On a constant currency basis, revenue in the third quarter of 2019 was $47.1 million.

Gross margin in the third quarter of 2019 was 32.2% compared to 41.0% in the third quarter of 2018. This expected decrease was primarily due to a more normal level of promotional activity compared to 2018 when less promotional effort was necessary in the record-setting period, as well as product mix, a decline in volume-based fixed cost leverage as a result of the decrease in revenue, and the impact of purchase accounting inventory step-up costs from the ROCCAT acquisition.

Turtle Beach Reports Third Quarter 2019 Financial Results

Operating expenses in the third quarter of 2019 increased as planned to $17.6 million from $14.0 million in the 2018 period due primarily to incremental ROCCAT operating costs, ROCCAT transaction and integration costs, and digital marketing and sponsorship initiatives, partially offset by decreases in revenue-based compensation as compared to the 2018 period.

Net loss in the third quarter of 2019 was $3.1 million compared to net income of $14.9 million in the year-ago quarter. The loss was driven by lower gross profit because of the expected decline in revenue and the increase in operating expenses.

Net loss per share in the third quarter of 2019 was $0.22 on 14.5 million weighted average diluted shares outstanding, compared to net income per share of $0.91 on 16.2 million weighted average diluted shares outstanding in the year-ago quarter.

Adjusted net loss (as defined below in “Non-GAAP Financial Measures”) in the third quarter of 2019, which excludes transaction and integration costs incurred related to the acquisition of the ROCCAT business, was $2.6 million, or $(0.18) per share, compared to net income of $14.7 million, or $0.91 per share, in the corresponding 2018 period.

Adjusted EBITDA (as defined below in “Non-GAAP Financial Measures”) in the third quarter of 2019 was $0.3 million compared to $17.6 million in the year-ago quarter.

Balance Sheet Highlights

At September 30, 2019, the Company had $7.0 million of cash and cash equivalents with $26.6 million of outstanding debt under its revolving line of credit. This compares to $6.2 million of cash and cash equivalents and $31.4 million of outstanding debt at September 30, 2018, which consisted of $15.4 million in subordinated notes, $12.5 million in term loans and $3.5 million of revolving debt.

Since Turtle Beach’s share repurchase program was announced on April 10, 2019, the Company has repurchased approximately 206,000 shares for $1.9 million, or an average of $9.43 per share.

Turtle Beach Reports Third Quarter 2019 Financial Results

Updated 2019 Outlook

The Company expects revenue to range between $236 million and $242 million. Adjusted EBITDA is expected to range between $23 million and $25 million reflecting a $1 million to $1.5 million tariff impact and a decision to increase investments in the fourth quarter to market and promote our brand and products. Earnings per diluted share is expected to range between $0.50 and $0.60, and adjusted earnings per share is expected to range between $0.65 and $0.75, both reflecting the aforementioned revenue and EBITDA forecasts and a higher estimated tax rate.

With respect to the Company's adjusted EBITDA outlook for the full year 2019, a reconciliation to its net income (loss) outlook for the same periods has not been provided because of the variability, complexity, and lack of visibility with respect to certain reconciling items between adjusted EBITDA and net income (loss), including other income (expense), provision for income taxes and stock-based compensation. These items cannot be reasonably and accurately predicted without the investment of undue time, cost and other resources and, accordingly, a reconciliation of the Company’s adjusted EBITDA outlook to its net income (loss) outlook for such periods is not provided. These reconciling items could be material to the Company’s actual results for such periods.

Conference Call Details

Turtle Beach Corporation will hold a conference call today, November 7, 2019, at 2:00 p.m. Pacific time (5:00 p.m. Eastern) to discuss its third quarter 2019 results.

CEO Juergen Stark and CFO John Hanson will host the call, followed by a question and answer session.

Conference Call Details:

Date: Thursday, November 7, 2019

Time: 5:00 p.m. ET / 2:00 p.m. PT

Toll-Free Dial-in Number: (877) 303-9855

International Dial-in Number: (408) 337-0154

Conference ID: 3895117

For the conference call, please dial-in 5-10 minutes prior to the start time and an operator will register your name and organization. If you have any difficulty with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.turtlebeachcorp.com.

Turtle Beach Reports Third Quarter 2019 Financial Results

A replay of the conference call will be available after 8:00 p.m. ET on the same day through November 14, 2019.

Toll-Free Replay Number: (855) 859-2056

International Replay Number: (404) 537-3406

Replay ID: 3895117

Non-GAAP Financial Measures

In addition to its reported results, the Company has included in this earnings release certain financial results, including adjusted EBITDA, adjusted net income, and constant currency revenue, that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company's results. “Adjusted Net Income” is defined as net income excluding integration and transaction costs related to the acquisition of the ROCCAT business and excluding the effect of the mark-to-market requirement of the financial instrument obligation. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain special items that we believe are not representative of core operations (e.g., the integration and transaction costs related to the ROCCAT acquisition and the mark-to-market adjustment for the financial instrument obligation and). “Constant currency revenue” is defined by the Company as revenue excluding the impacts of fluctuations in exchange rates from prior periods. These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.  The presented non-GAAP financial measures exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted Net Income and Adjusted EBITDA included below for the three and nine months ended September 30, 2019 and 2018.

About Turtle Beach Corporation

Turtle Beach (www.turtlebeach.com) is a leading gaming audio and accessory brand, offering a wide selection of cutting-edge, award-winning gaming headsets. Whether you’re a professional

Turtle Beach Reports Third Quarter 2019 Financial Results

esports athlete, hardcore gamer, casual player, or just starting out, Turtle Beach has the gaming headset to help you truly master your skills. Innovative and advanced technology, amazing high-quality gaming audio, crystal-clear communication, lightweight and comfortable designs, and ease-of-use are just a few features that make Turtle Beach a fan-favorite brand for gamers the world over. Designed for Xbox, PlayStation®, and Nintendo consoles as well as for PC, Mac®, and mobile/tablet devices, owning a Turtle Beach gaming headset gives you the competitive advantage. In 2019 Turtle Beach acquired ROCCAT, a leading PC accessories maker that combines detail-loving German innovation with a genuine passion for designing the best PC gaming products. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, the Company’s liquidity, and other factors discussed in our public filings, including the risk factors included in  the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q,  and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

All trademarks are the property of their respective owners.

For Investor Information, Contact:	For Media Information, Contact:
Cody Slach or Sean McGowan	MacLean Marshall
Gateway Investor Relations	Sr. Director – Brand & PR/Communications
On Behalf of Turtle Beach	Turtle Beach Corp.
949.574.3860	858.914.5093
HEAR@gatewayir.com	maclean.marshall@turtlebeach.com

Turtle Beach Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

Table 1.

	September 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$7,037	$7,078
Accounts receivable, net	28,468	52,797
Inventories	67,032	49,472
Prepaid expenses and other current assets	5,500	4,469
Total Current Assets	108,037	113,816
Property and equipment, net	4,909	5,856
Goodwill	9,096	—
Intangible assets, net	4,836	1,036
Other assets	3,719	1,212
Total Assets	$130,597	$121,920
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Revolving credit facility	$26,561	$37,385
Accounts payable	37,490	17,724
Other current liabilities	20,489	18,488
Total Current Liabilities	84,540	73,597
Deferred income taxes	187	187
Financial instrument obligation	—	7,848
Other liabilities	4,264	2,792
Total Liabilities	88,991	84,424
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.001 par value - 100,000,000 shares authorized; 14,512,599 and 14,268,184 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	15	14
Additional paid-in capital	176,295	169,421
Accumulated deficit	(133,905)	(131,463)
Accumulated other comprehensive loss	(799)	(476)
Total Stockholders’ Equity	41,606	37,496
Total Liabilities and Stockholders’ Equity	$130,597	$121,920

Turtle Beach Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

Table 2.

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2019	2018	2019	2018
Net revenue	$46,723	$74,427	$132,899	$176,118
Cost of revenue	31,680	43,925	89,898	110,310
Gross profit	15,043	30,502	43,001	65,808
Operating expenses:
Selling and marketing	10,150	8,517	24,581	21,264
Research and development	2,198	1,400	5,388	4,056
General and administrative	5,214	4,063	16,057	11,911
Total operating expenses	17,562	13,980	46,026	37,231
Operating income (loss)	(2,519)	16,522	(3,025)	28,577
Interest expense	240	1,093	595	4,356
Other non-operating expense (income), net	302	99	(1,430)	8,883
Income (loss) before income tax	(3,061)	15,330	(2,190)	15,338
Income tax expense	63	398	252	762
Net income (loss)	$(3,124)	$14,932	$(2,442)	$14,576

Net income (loss) per share
Basic	$(0.22)	$1.07	$(0.17)	$1.10
Diluted	$(0.22)	$0.91	$(0.17)	$1.05
Weighted average number of shares:
Basic	14,506	14,019	14,477	13,263
Diluted	14,506	16,229	14,477	13,828

Turtle Beach Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

Table 3.

	Nine Months Ended
	September 30, 2019	September 30, 2018

CASH FLOWS FROM OPERATING ACTIVITIES	$27,304	$43,358

CASH FLOWS FROM INVESTING ACTIVITIES	(14,295)	(2,046)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on revolving credit facilities	148,087	205,810
Repayment of revolving credit facilities	(158,911)	(240,753)
Proceeds of term loan	-	3,265
Repayment of term loan	-	(2,485)
Repayment of subordinated notes - related party	-	(8,265)
Settlement of Series B Preferred Stock	-	(1,390)
Proceeds from exercise of stock options and warrants	214	4,097
Repurchase of common stock	(1,941)	-
Repurchase of common stock to satisfy employee tax withholding obligations	(201)	(141)
Debt financing costs	-	(405)
Net cash used for financing activities	(12,752)	(40,267)
Effect of exchange rate changes on cash and cash equivalents	(298)	(114)
Net increase (decrease) in cash and cash equivalents	(41)	931
Cash and cash equivalents - beginning of period	7,078	5,247
Cash and cash equivalents - end of period	$7,037	$6,178

Turtle Beach Corporation

Reconciliation of GAAP and Non-GAAP Measures

(in thousands, except per-share data)

(unaudited)

Table 4.

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net Income (Loss)
GAAP Net Income (Loss)	$(3,124)	$14,932	$(2,442)	$14,576

Adjustments, net of tax:
Loss (gain) on financial instrument obligation	-	(209)	(1,601)	8,410
Acquisition integration costs	543	-	2,603	-
Non-GAAP Earnings	$(2,581)	$14,723	$(1,440)	$22,986

Diluted Earnigns Per Share
GAAP- Diluted	$(0.22)	$0.91	$(0.17)	$1.05

Loss (gain) on financial instrument obligation	-	-	(0.11)	0.51
Acquisition integration costs	0.04	-	0.18	-
Non-GAAP- Diluted	$(0.18)	$0.91	$(0.10)	$1.56

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

(unaudited)

Table 5.

	Three Months Ended
	September 30, 2019
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$46,723	$-	$-	$-	$-	$46,723
Cost of revenue	31,680	(570)	-	(108)	-	31,002
Gross Profit	15,043	570	-	108	-	15,721

Operating expenses	17,562	(728)	(192)	(922)	(618)	15,102

Operating income (loss)	(2,519)	1,298	192	1,030	618	618

Interest expense	240
Other non-operating expense (income), net	302					302

Income (loss) before income tax	(3,061)
Income tax expense	63
Net loss	$(3,124)			Adjusted EBITDA		$316

	Nine Months Ended
	September 30, 2019
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (1)	EBITDA
Net revenue	$132,899	$-	$-	$-	$-	$132,899
Cost of revenue	89,898	(1,349)	-	(76)	-	88,473
Gross Profit	43,001	1,349	-	76	-	44,426

Operating expenses	46,026	(2,129)	(413)	(2,479)	(2,961)	38,044

Operating income (loss)	(3,025)	3,477	413	2,555	2,961	6,382

Interest expense	595
Other non-operating expense (income), net	(1,429)				1,601	172

Income (loss) before income tax	(2,190)
Income tax expense	252
Net loss	$(2,442)			Adjusted EBITDA		$6,210

(1)	Other includes certain business acquisition costs and a gain (loss) on financial instrument obligation.

Turtle Beach Corporation

GAAP to Adjusted EBITDA Reconciliation

(in thousands)

(unaudited)

Table 5. (continued)

	Three Months Ended
	September 30, 2018
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (2)	EBITDA
Net revenue	$74,427	$-	$-	$-	$-	$74,427
Cost of revenue	43,925	(137)	-	(70)	-	43,718
Gross Profit	30,502	137	-	70	-	30,709

Operating expenses	13,980	(603)	(74)	(518)	-	12,786

Operating income	16,522	740	74	587	-	17,923

Interest expense	1,093
Other non-operating expense (income), net	99				209	308

Income before income tax	15,330
Income tax expense	398
Net income	$14,932			Adjusted EBITDA		$17,615

	Nine Months Ended
	September 30, 2018
				Adj
	As	Adj	Adj	Stock		Adj
	Reported	Depreciation	Amortization	Compensation	Other (2)	EBITDA
Net revenue	$176,118	$-	$-	$-	$-	$176,118
Cost of revenue	110,310	(367)	-	(400)	-	109,543
Gross Profit	65,808	367	-	400	-	66,575

Operating expenses	37,231	(2,577)	(230)	(1,009)	-	33,415

Operating income	28,577	2,944	230	1,409	-	33,160

Interest expense	4,356
Other non-operating expense (income), net	8,883				(8,410)	473

Income before income tax	15,338
Income tax expense	762
Net income	$14,576			Adjusted EBITDA		$32,687

(2)	Other includes a gain (loss) on financial instrument obligation.